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Exhibit 32

Certification of Principal Executive Officer and Principal Financial Officer
Pursuant to
18 U.S.C. Section 1350

        In connection with the Annual Report on Form 10-K of Tropicana Entertainment Inc. (the "Company") for the year ended December 31, 2009 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Scott C. Butera, as Chief Executive Officer of the Company, and Lance J. Millage, as Senior Vice President, Finance of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

          1.     The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

          2.     The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 31, 2010

/s/ SCOTT C. BUTERA Scott C. Butera Chief Executive Officer (Principal Executive Officer)
/s/ LANCE J. MILLAGE Lance J. Millage Senior Vice President, Finance (Principal Financial Officer)

        A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Tropicana Entertainment Inc. and will be retained by Tropicana Entertainment Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

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  Exhibit 32
Certification of Principal Executive Officer and Principal Financial Officer Pursuant to 18 U.S.C. Section 1350